Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form Registration Statement on Form F-4 of SES S.A. of our report dated 1 April 2025 relating to the financial statements of SES S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers, Société coopérative Represented by	Luxembourg, 29 April 2025

/s/ Asif Ali

Asif Ali